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                                                                    EXHIBIT 21.1

                         Watson Pharmaceuticals, Inc.
                          Subsidiaries of the Company
                             as of March 16, 2001
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Name                                                   Jurisdiction of Incorportion
Watson Laboratories, Inc.                              Nevada
Watson Laboratories, Inc.                              New York
Watson Laboratories, Inc. - Ohio                       New York
Watson Laboratories, Inc.                              Delaware
Watson Pharma, Inc.                                    Delaware
The Rugby Group, Inc.                                  New York
Rugby Laboratories, Inc.                               New York
Royce Laboratories, Inc.                               Florida
Schein Pharmaceutical, Inc.                            Delaware
Danbury Pharmacal, Inc.                                Delaware
Danbury Pharmacal Puerto Rico, Inc.                    Delaware
Makoff R&D Laboratories, Inc.                          California
Nicobrand Limited                                      Northern Ireland
Watson Pharmaceuticals (Asia) Ltd.                     Territory of the British Virgin Islands
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